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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-31022, 333-40267, 333-43537, 333-43539, 333-43541, 333-43543, 333-43635, 333-67487, 333-92735, 333-100553 and 333-141038), and on Form S-3 (Nos. 333-121088, 333-31268, 333-85279, 333-88097, 333-95841 and 333-154309) of our reports dated June 11, 2008 relating to the consolidated financial statements and financial statement schedule for the two years ended April 30, 2008 which appear in this Form 10-K/A.

/s/ Vitale, Caturano, and Company, Ltd.
Boston, MA
February 12, 2009

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM